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                                                                   EXHIBIT 21


                SUBSIDIARIES OF THE RAYMOND CORPORATION (a)


                                           Percentage of        State or Other
                                         Voting Securities     Jurisdiction in
                                              Owned            Which Organized
                                         -----------------     ---------------

   The Raymond Export Corporation               100 (b)          U.S. Virgin
                                                                 Islands

   Raymond Handling Concepts Corporation         74 (c)          California
   (subsidiary of Raymond Sales Corporation)

   R.H.E. Ltd.                                  100 (b)          Canada

   Raymond Industrial Equipment, Limited        100 (b)          Canada
   (subsidiary of  R.H.E. Ltd.)

   Raymond Leasing Corporation                  100 (b)          Delaware

   Raymond Production Systems Corp.             100 (b)          California

   Raymond Rental Corporation                   100 (b)          New York
   (subsidiary of Raymond Leasing Corporation)

   Raymond Sales Corporation                    100 (b)          New York

   Raymond Transportation Corporation           100 (b)          New York

   Welch Equipment Company, Inc.                100 (c)          Colorado


   (a) Unless otherwise noted, the Registrant is the Parent of the above listed company.
   (b) Included in consolidated financial statements.
   (c) Included in consolidated financial statements on an equity basis.
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